Exhibit 99.1
Portrait Corporation of America, Inc.
Proposed Restructuring Term Sheet
The terms set forth in this term sheet (“Term Sheet”) are being provided on a confidential basis as part of a comprehensive compromise, each element of which is consideration for the other elements and an integral aspect of the proposed restructuring of the debt and other liabilities of Portrait Corporation of America, Inc. (“PCA”) and its domestic subsidiaries and affiliates. No recipient of this information is authorized to disclose this Term Sheet to any person other than in accordance with that recipient’s confidentiality agreement with PCA. This Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to the protections of Federal Rule of Evidence 408 and any other applicable statutes or doctrines protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

Company:	PCA and its domestic subsidiaries (collectively, the “Debtors”), and the Debtors’ non-debtor foreign subsidiaries (together with the Debtors, the “Company”).

Parties:	Parties to the transactions contemplated herein shall include:
(i)	the Debtors;

(ii)	the ad hoc committee of unsecured noteholders (the “Committee”) of $165.0 million principal amount, together with accrued but unpaid interest through the Petition Date (as defined below), of 11.875% Senior Notes Due 2009 (collectively, the “Senior Notes”);

(iii)	Whippoorwill Associates, Inc., as agent for its discretionary accounts (“Whippoorwill”), in its capacity as owner of all trade receivables formerly due and owing to AgfaPhoto USA Corporation in the amount of $22,875,743 (which the Debtors believe is $22,782,655) (collectively, the “Agfa Trade Claims”);

(iv)	GS Mezzanine Partners II, L.P. and GS Mezzanine Partners II Offshore, L.P. (collectively, “Goldman”), as holders of (a) $10.0 million principal amount, together with accrued but unpaid interest due and owing through the Petition Date, of 13.75% Senior Subordinated Notes Due 2010 (collectively, the “Goldman Opco Notes”) and (b) $30.0 million principal amount, together with accrued but unpaid interest due and owing through the Petition Date, of $16.5% Senior Subordinated Notes Due 2010 (the “Goldman Parent Notes”);

(v)	the holders of all outstanding shares of existing preferred stock issued by PCA (the “Preferred Equity”); and

(vi)	the holders of substantially all of the shares of existing common stock and other securities or rights convertible into or otherwise exchangeable for shares of such existing common stock issued by PCA (the “Common Equity”).

Anticipated Petition Date and Venue:
The Debtors anticipate commencing chapter 11 cases on August 29, 2006 (the “Petition Date”) in the Southern District of New York (White Plains); provided that the Debtors’ selection of any venue other than the Southern District of New York (White Plains) shall be subject to the Committee’s prior consent, which consent shall not be unreasonably withheld or delayed.

Page 1 of 8	August 29, 2006

Portrait Corporation of America, Inc.

Anticipated Debtor-In-Possession Financing Facility:	The material terms of the Debtors’ anticipated debtor-in-possession financing facility (as amended, supplemented or otherwise modified from time to time, the “DIP Credit Facility”):

Maximum Commitment:	$45.0 million
Letters of Credit:	$20.0 million
Ranking:	Secured (first priority lien)
Term:	1 year
Interest:	LIBOR plus 5.00%

Transaction Overview:	At the effective date (the “Effective Date”) of a joint chapter 11 plan of reorganization (as amended from time to time, the “Plan”), the Debtors shall restructure their respective balance sheets as set forth in the Plan, which shall include the following:
(i)	the repayment in full or refinancing of the DIP Credit Facility, which shall be replaced and refinanced in full with the proceeds of an exit credit facility with an anticipated minimum commitment amount of $45.0 million;

(ii)	the reinstatement, repayment in full or refinancing of the pre-petition $50 million principal amount, including all accrued but unpaid interest due and owing through the Effective Date, of 14% Senior Secured Notes Due 2009;

(iii)	the cancellation of the Senior Notes and the Agfa Trade Claims in exchange for a distribution on a pro rata basis of 94.5% of the total outstanding shares of Class A new common stock of PCA (the “Class A New Common Stock”), subject to reduction on a pro rata basis for equity distributed to holders of Other Unsecured Claims (as defined below), and subject to dilution from options granted under the Management Incentive Plan (as defined below);

(iv)	the exchange of certain unsecured claims of the Debtors (excluding the Senior Notes, the Agfa Trade Claims, the Goldman Opco Notes, the Goldman Parent Notes and the Other Unsecured Claims (as defined below)), in each case of a dollar amount less than $5,000 (or reduced, at the election of the holder, to a dollar amount less than $5,000) (collectively, the “Convenience Unsecured Claims”), for cash in the amount equal to the lesser of (a) 100% of the allowed amount of each such Convenience Unsecured Claim and (b) $5,000; provided that the total amount paid on account of Convenience Unsecured Claims shall not exceed $400,000; provided that it is understood and agreed that the dollar amounts set forth in this clause (iv) shall be subject to adjustment by the Debtors and the Committee;

(v)	the payment of other unsecured claims (excluding the Senior Notes, the Agfa Trade Claims, the Goldman Opco Notes, the Goldman Parent Notes and the Convenience Unsecured Claims) (collectively, the “Other Unsecured Claims”) from cash designated for such purpose in an amount to be determined by the Debtors and the Committee, with the remainder of the Other Unsecured Claims, if any, to receive a distribution of Class A New Common

Page 2 of 8	August 29, 2006

Portrait Corporation of America, Inc.
Stock that would reduce, on a pro rata basis, the distribution of Class A New Common Stock otherwise distributable to all other parties receiving Class A New Common Stock pursuant to this Term Sheet;

(vi)	the cancellation of the Goldman Parent Notes and the Goldman Opco Notes (together with all shares of Preferred Equity and Common Equity, if any, owned by Goldman or any of its affiliates as a result of investments made on June 27, 2002) in exchange for (a) 4.5% of the total outstanding Class A New Common Stock, subject to reduction on a pro rata basis for equity distributed to holders of Other Unsecured Claims, and (b) 50% of the Tranche A Warrants (as defined below), in each case subject to dilution from options granted under the Management Incentive Plan;

(vii)	the cancellation of the Preferred Equity in exchange for (a) 1.0% of the total outstanding Class A New Common Stock, subject to reduction on a pro rata basis for equity distributed to holders of Other Unsecured Claims, (b) 25.0% of the total outstanding Tranche A Warrants (as defined below), and (c) 50.0% of the total outstanding Tranche B Warrants (as defined below), in each case subject to dilution from options granted under the Management Incentive Plan;

(viii)	the cancellation of the Common Equity in exchange for (a) 25.0% of the total outstanding Tranche A Warrants and (b) 50.0% of the total outstanding Tranche B Warrants, in each case subject to dilution from options granted under the Management Incentive Plan; and

(ix)	such other terms and conditions of the Plan and all ancillary documents thereto as shall be mutually agreeable to the Debtors and the Committee.

“Gifting” Under the Plan:
The holders of the Senior Notes agree to distribute, via a “gifting” mechanism set forth in the Plan, shares of Class A New Common Stock (to which the holders of the Senior Notes would otherwise be entitled) such that Whippoorwill will receive, in respect of the Agfa Trade Claims, a pro rata distribution of the 94.5% of the Class A Common Shares, subject to reduction on a pro rata basis for equity distributed to holders of Other Unsecured Claims as set forth above, less 15% of the distributions made to it that Whippoorwill will, in effect, pay over to the holders of the Senior Notes.

It is understood and agreed that the Debtors, Whippoorwill, as the beneficial owner of the Agfa Trade Claims, and the holders of the Senior Notes are agreeing to this provision as a matter of convenience for purposes of settlement of claims in the context of, and to facilitate confirmation and consummation of, the Plan. Each of the Debtors, Whippoorwill and the holders of the Senior Notes reserve any and all rights, however, if the Plan is not confirmed or does not become effective for any reason to assert their rights to revoke such settlement and seek and/or allocate distributions on account of such claims as a matter of right under the Bankruptcy Code and other applicable law.

Page 3 of 8	August 29, 2006

Portrait Corporation of America, Inc.

New Common Stock:	10,000,000 shares of Class A New Common Stock shall be issued and outstanding as of the Effective Date. Initially, the Class A New Common Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be listed for trading on any securities exchange.

Up to 40,000,000 shares of Class B New Common Stock (the “Class B New Common Stock”, and together with the Class A New Common Stock, the “New Common Stock”) shall be issued upon the exercise of the Tranche A Warrants and the Tranche B Warrants. The Class B New Common Stock will not be registered under the Securities Act, and will not be listed for trading on any securities exchange.

The Class A New Common Stock shall have one vote per share, and the Class B New Common Stock will have 1/100th of one vote per share. Except with respect to the voting rights described in the immediately preceding sentence, the registration rights set forth below and any other limitations expressly set forth herein, the Class A New Common Stock and the Class B New Common Stock shall be identical in all respects.

Tranche A Warrants:	Tranche A Warrants to purchase 22,500,000 shares of Class B New Common Stock shall be issued and outstanding as of the Effective Date and shall include the following features:
(i)	exercisable at any time, for cash, in whole or in part, from the Effective Date to the tenth anniversary of the Effective Date (the “Expiration Date”) at an exercise price equal to $19.60 per share of New Common Stock;

(ii)	the Tranche A Warrants will include a mechanism that permits a cashless exercise, at the option of the holder, on or after any of the following events (each, a “Cashless Exercise Event”): (a) any “liquidity event” with respect to PCA, including, without limitation, any merger, recapitalization, consolidation or other similar event involving the Company; (b) any sale of all or substantially all of the assets or stock of the Company, whether in a single transaction or a series of related transactions for either or any combination of cash, equity or other non-cash proceeds; or (c) any initial public offering, follow-on or secondary offering of New Common Stock, in each case with gross proceeds in an amount equal to or in excess of $50 million (with gross proceeds during any three month period from all such offerings to be aggregated for purposes of this clause (c)); provided that with respect to clauses (a) and (b), to the extent that the consideration for any transaction to be consummated thereunder consists of equity of a non-public company or other non-cash proceeds, the Company shall make available a copy of the fairness opinion, if any, obtained from an independent investment banking firm in respect of such transaction to the holders of the Tranche A Warrants, and the information contained therein shall be used for purposes of the cashless exercise of the Tranche A Warrants;

(iii)	the number of shares issuable upon exercise of the Tranche A

Page 4 of 8	August 29, 2006

Portrait Corporation of America, Inc.
Warrants and the exercise price shall be subject to customary anti-dilution adjustments for, among other things, the issuance of additional New Common Stock at a price per share below the applicable exercise price of the Tranche A Warrants, securities or other rights convertible into or otherwise exchangeable for New Common Stock at a conversion price or per share exchange rate below the applicable exercise price of the Tranche A Warrants, or the payment of a dividend to the holders of the New Common Stock; and

(iv)	the Tranche A Warrants will not be registered under the Securities Act, and will not be listed for trading on any securities exchange.

Tranche B Warrants:	Tranche B Warrants to purchase 17,500,000 shares of Class B New Common Stock shall be issued and outstanding as of the Effective Date and shall include the following features:
(i)	exercisable at any time, for cash, in whole or in part, from the Effective Date to the Expiration Date at an exercise price equal to $25.34 per share of New Common Stock;

(ii)	the Tranche B Warrants will include a mechanism that permits a cashless exercise upon the occurrence of any Cashless Exercise Event (substituting “Tranche B Warrants” in lieu of “Tranche A Warrants” wherever referenced);

(iii)	the number of shares issuable upon exercise of the Tranche B Warrants and the exercise price shall be subject to customary anti-dilution adjustments for, among other things, the issuance of additional New Common Stock at a price per share below the applicable exercise price of the Tranche B Warrants, securities or other rights convertible into or otherwise exchangeable for New Common Stock at a conversion price or per share exchange rate below the applicable exercise price of the Tranche B Warrants, or the payment of a dividend to the holders of the New Common Stock; and

(iv)	the Tranche B Warrants will not be registered under the Securities Act, and will not be listed for trading on any securities exchange.

Certain Information Rights:
Until such time as the Class A New Common Stock, the Tranche A Warrants, the Tranche B Warrants or the Class B New Common Stock is registered under the Securities Act and listed for trading on a securities exchange, the holders of the Class A New Common Stock, the Tranche A Warrants, the Tranche B Warrants and the Class B New Common Stock shall be entitled to receive Company-prepared audited annual financial statements (including any notes accompanying the audit) within 120 days after the end of each fiscal year of PCA and Company-prepared unaudited quarterly financial statements within 60 days after the end of each fiscal quarter.

Registration Rights:	The holders of the Class A New Common Stock will be given customary

Page 5 of 8	August 29, 2006

Portrait Corporation of America, Inc.

registration rights for the Class A New Common Stock on terms and conditions to be determined (including, without limitation, (a) customary demand registration rights for three (3) demand registrations, (b) “piggy back” registration rights and (c) provisions requiring reorganized PCA to bear all registration-related fees and expenses), and otherwise on terms and conditions to be determined.

The holders of the Tranche A Warrants and the Tranche B Warrants will be given customary registration rights (excluding demand registration rights) for the Class B New Common Stock on terms and conditions to be determined (including, without limitation, (a) “piggy back” registration rights with respect to the Tranche A Warrants, the Tranche B Warrants, and any Class B New Common Stock received upon exercise of the Tranche A Warrants or the Tranche B Warrants, upon any registration of any shares of Class A New Common Stock (with customary cut-back provisions in favor of the holders of the Class A New Common Stock, with such cut-back to apply on a pro rata basis only to the shares of Class B New Common Stock being sold) and (b) provisions requiring reorganized PCA to bear all registration-related fees and expenses), and otherwise on terms and conditions to be determined.

Management Incentive Plan:
As soon as reasonably practicable after the Effective Date of the Plan, the reorganized Company shall seek approval by the New Board to establish a management incentive plan that will provide for covered employees (including, without limitation, officers and non-employee directors) to receive new employee stock options up to 10.0% of the fully-diluted outstanding New Common Stock.

No “Change of Control” Payments:
All employees of the Company that have employment agreements with the Company shall waive any provision in such person’s employment agreement entitling such person to a cash payment upon a “change in control” or similar event at any time through and including the Effective Date. In addition, the Plan shall provide that no such payment shall be payable by any of the Debtors to any such person.

General Releases:	The Plan shall include customary exculpation and release provisions from the Debtors in favor of members of the existing Board of Directors and existing officers of each of the Debtors, and each of their respective employees, agents and advisors (including, without limitation, legal counsel and financial advisors), and each member of the Committee and their respective advisors.

Board of Directors of Reorganized PCA:
As of the Effective Date of the Plan, the existing Board of Directors of PCA shall resign and a new Board of Directors of reorganized PCA (the “New Board”) shall be constituted. The New Board shall be composed of a total of five members who shall be the following individuals:
(i)	four directors appointed by the Committee; and

(ii)	the chief executive officer of the Company, who shall be

Page 6 of 8	August 29, 2006

Portrait Corporation of America, Inc.
chairman of the New Board.

No other party shall have observation or visitation rights with respect to the New Board.

Wal-Mart License Agreements:
Discussions are currently ongoing between the Company and Wal-Mart with respect to the PCA’s license agreements with Wal-Mart and related matters, including, without limitation, the Company’s operations, management, composition of board of directors, and the treatment and amount of Wal-Mart’s potential claims in bankruptcy. PCA is currently seeking amendments to such license agreements, and covenants (a) to keep the Committee and its professional advisors apprised of material developments arising from such discussions (and, where possible, in its reasonable discretion, involve the Committee and its professional advisors in such discussions), and any proposals to be made to or received from Wal-Mart, (b) to seek the consent of the Committee to any such amendments, it being understood and agreed that any such consent shall not be unreasonably withheld or delayed.

Corporate Domicile:	Reorganized PCA shall be domiciled in the State of Delaware.

Retention of Advisors:	Subject to Bankruptcy Court approval where applicable, the following legal and financial advisors shall represent the following parties:
(i)	Cadwalader, Wickersham & Taft LLP, legal counsel to the Company;

(ii)	Berenson & Co., financial advisor to the Company;

(iii)	Kirkland & Ellis LLP, legal counsel to the board of directors of PCA;

(iv)	Stroock & Stroock & Lavan LLP (“Stroock”), legal counsel to the Committee; and

(v)	P.J. Solomon & Co. (“PJSC”), financial advisor to the Committee.

Prior to the Petition Date, upon presentation of a reasonably detailed invoice, the Company agrees to pay Stroock and PJSC all fees and expenses incurred through the date of such invoice, with such payment to be made promptly and, in any event, prior to the filing of voluntary petitions by the Debtors.

Agreement-in-Principle:	The Company, Jupiter Partners, LLC, as holders of the Preferred and Common Equity (“Jupiter”), Goldman and the members of the Committee (consisting of (a) Whippoorwill Associates, Inc., (b) AIG Global Investment Corp., (c) SAB Capital Management, L.P., (d) Quattro Capital Management and (e) any other holder of the Senior Notes that subsequently joins the Committee and initials this Term Sheet), each agree to initial this Term Sheet. This Term Sheet represents an agreement-in-principle among the parties hereto with respect to a comprehensive restructuring of the Debtors, subject to definitive documentation, including the Plan, and all ancillary documents thereto, being acceptable in form and substance to the Debtors, each of

Page 7 of 8	August 29, 2006

Portrait Corporation of America, Inc.

the members of the Committee, Jupiter and Goldman.

Exercise of Fiduciary Duties:
Nothing contained herein shall preclude the Debtors or any member of the Committee who is later selected to serve on any statutory committee of creditors in the Debtors’ chapter 11 cases from exercising their respective fiduciary duties under the Bankruptcy Code and other applicable law.

Page 8 of 8	August 29, 2006